Exhibit 15

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Hannaford Bros. Co.:

We have reviewed the accompanying consolidated balance sheet of Hannaford Bros. Co. and Subsidiaries as of October 2, 1999, and the related consolidated statements of earnings for each of the three month and nine month periods ended October 2, 1999 and October 3, 1998, and the consolidated statements of cash flows for the nine month periods ended October 2, 1999 and October 3, 1998. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with generally accepted accounting principles.

We previously audited in accordance with generally accepted auditing standards, the consolidated balance sheet as of January 2, 1999, and the related consolidated statements of earnings and changes in shareholders' equity, and of cash flows for the year then ended (not presented herein), and in our reported dated January 21, 1999 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the accompanying consolidated balance sheet information as of January 2, 1999, is fairly stated in all material respects, in relation to the consolidated balance sheet form which it was derived

s/PricewaterhouseCoopers LLP

Portland, Maine
October 20, 1999